Exhibit 10.32
AMENDMENT NO. 6
TO
$10,000,000 U.S. CREDIT AGREEMENT
     This Amendment No. 6 dated as of September 28, 2005 (this “Amendment”), is entered into by and among Euronet Worldwide, Inc., a Delaware corporation, as Borrower Agent and as a Borrower, PaySpot, Inc., a Delaware corporation, Euronet USA, Inc., an Arkansas corporation, Call Processing, Inc., a Texas corporation and TELECOMMUSA, LTD., a North Carolina corporation (each a "Borrower”, and collectively, the “Borrowers”), and Bank of America, N.A., a national banking association, as agent and as a lender (the “Lender”).
Recitals
     A. The Borrowers and the Lender, as agent and a lender have entered into that certain $10,000,000 U.S. Credit Agreement dated as of October 25, 2004, as amended, supplemented or otherwise modified by that certain Amendment No. 1 and Limited Waiver, dated as of December 14, 2004, that certain Limited Waiver dated as of December 23, 2004, that certain Limited Waiver dated as of February 10, 2005, that certain Amendment No. 2 dated as of March 14, 2005, that certain Limited Waiver dated as of April 14, 2005, that certain Limited Waiver dated as of May 11, 2005, that certain Limited Waiver dated as of May 17, 2005, that certain Amendment No. 3 dated as of May 25, 2005, that certain Amendment No. 4 dated as June 8, 2005, that certain Limited Waiver dated as of June 9, 2005, that certain Supplement No. 1 dated as of June 15, 2005, and that certain Amendment No. 5 dated as of July 15, 2005 (as so amended, supplemented and modified, the “Credit Agreement”).
     B. The Borrowers have requested that the Lender grant the amendment to the Credit Agreement as more fully described herein.
     C. Subject to the representations and warranties of the Borrowers and upon the terms and conditions set forth in this Amendment, the Lender is willing to grant such amendment as more fully set forth herein.
Agreement
     Now, Therefore, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, and to induce the Lender to enter into this Amendment, the Borrowers and the Lender hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.
SECTION 2. Amendment.

     2.1 Section 8.4(d) of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Documents” in such Section with the term “Convertible Debenture Documents”.
     2.2 Section 8.5 of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Documents” in such Section with the term “Convertible Debenture Documents”.
     2.3 Section 9.1(a) of the Credit Agreement is hereby amended by amending and restating the definition of “Senior Funded Debt” in such Section in its entirety to read as follows:
“Senior Funded Debt” means, without duplication, all long term and current Indebtedness of the Euronet Entities as described in subsections (i), (iii), (iv), (v) and (vi) of the definition of “Indebtedness” set forth in Exhibit 1 hereto (including Indebtedness to shareholders), less any proceeds of any Indebtedness incurred by the Holding Company Borrower in connection with the issuance and sale of the Convertible Senior Debentures held by the Holding Company Borrower in the Proceeds Account, and excluding (A) Indebtedness incurred pursuant to Convertible Debentures permitted by Section 10.1(n), (B) any Indebtedness as described in subsection (iv) of the definition of “Indebtedness” to the extent such Indebtedness is already included in subsections (i) or (iii) of the definition of “Indebtedness”, (C) any Indebtedness as described in subsection (v) of the definition of “Indebtedness” to the extent such Indebtedness is already included in subsections (i), (iii) or (iv) of the definition of “Indebtedness” and (D) any Indebtedness as described in subsections (iv) and (v) of the definition of “Indebtedness” to the extent such Indebtedness secures or guarantees Indebtedness described in subsection (ii) of the definition of “Indebtedness” or is Indebtedness described in Section 10.1(i), Section 10.2(o) and Section 10.2(p).
     2.4 Section 9.1(b) of the Credit Agreement is hereby amended by amending and restating the definition of “Total Funded Debt” in such Section in its entirety to read as follows:
“Total Funded Debt” means, without duplication, all Senior Funded Debt plus any Indebtedness incurred pursuant to Convertible Debentures permitted by Section 10.1(n) less any proceeds of any Indebtedness incurred by the Holding Company Borrower in connection with the issuance and sale of the Convertible Debentures permitted by Section 10.1(n) held by the Holding Company Borrower in the Proceeds Account.”
     2.5 Sections 10.1 of the Credit Agreement is hereby amended by amending and restating Section 10.1(n) though the end of such Section in its entirety to read as follows:
"(n) up to an aggregate principal amount of $175,000,000 of Indebtedness directly incurred by the Holding Company Borrower in connection with the Convertible Debentures; provided, that the proceeds of such Indebtedness shall be used solely for Acquisitions permitted hereby, the repayment of existing Indebtedness and for lawful general corporate purposes, (o) up to 19,000,000 Euro of Indebtedness related to standby letters of credit issued by Bank of America, on behalf of the Holding Company Borrower in order to provide bank guarantees required by mobile phone operators and (p) in addition to the Indebtedness described in Section 10.1(a) through Section 10.1(o), Indebtedness on a consolidated basis for the Borrowers, not exceeding, at any time outstanding, an aggregate principal amount of Five Hundred Thousand Dollars

($500,000); provided that no Indebtedness otherwise permitted by this Section 10.1, shall result in or cause a breach or default under any Convertible Senior Debenture Document or any Convertible Debenture Document.”
     2.6 Sections 10.2 of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Documents” in the second proviso of the last paragraph of such Section with the phrase “Convertible Debenture Documents”.
     2.7 Sections 10.7 of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities” in such Section with the term “Convertible Debentures”.
     2.8 Sections 10.9 of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Document” in such Section with the term “Convertible Debenture Document”.
     2.9 Sections 10.12 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:
          “10.12 Limitation on Voluntary Payments and Modifications of Convertible Debenture Documents. The Holding Company Borrower shall not, and shall not permit any of its Subsidiaries to:
                (a) amend, modify or waive, or permit the amendment, modification or waiver of the Convertible Debenture Documents without the prior written consent of the Agent; or
                (b) make or offer to make any sinking fund payment, payment, prepayment, redemption, defeasance, purchase or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or otherwise segregate funds with respect to the Convertible Debenture Documents other than:
                        (i) regularly scheduled interest payments (including contingent interest, if any) required to be made in cash;
                        (ii) conversions of the Convertible Debentures into common stock of the Holding Company Borrower;
                        (iii) the redemption, retirement, repurchase, acquisition for value or payments of cash, a repurchase upon the exercise of the holders’ repurchase rights at the option of the holders, a repurchase upon the exercise of the Holding Company Borrower’s repurchase rights at the option of the Holding Company Borrower, or a repurchase upon a “change of control” in accordance with the terms of the Convertible Debenture Indenture, provided, that:
                                (A) both before and after giving effect to such redemption, repurchase, retirement, acquisition or conversion no Default or Event of Default shall have occurred and be continuing; and

                                (B) the Agent shall have received a Compliance Certificate certifying the matters described therein after giving effect to any such redemption, retirement, repurchase, acquisition or conversion.”
     2.10 Section 10.13(b)(iii) is hereby amended by deleting the phrase “in connection with a conversion of Convertible Senior Debentures” from such Section.
     2.11 Sections 11.1(j) of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Document” in such Section with the term “New Senior Convertible Debenture Document”.
     2.12 Sections 11.1(l) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:
          "(l) Default Under Other Agreements. The Holding Company Borrower or any of its Subsidiaries shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of the Convertible Senior Debenture Documents or the Convertible Debenture Documents; or the Holding Company Borrower or any of its Subsidiaries shall default in the performance or observance of any obligation or condition with respect to any Convertible Senior Debenture Document or Convertible Debenture Document, if the effect of such default is to accelerate the maturity or cause a mandatory redemption of any Indebtedness pursuant to any Convertible Senior Debenture Document or any Convertible Debenture Document, or to permit the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity or require a redemption or other repurchase thereof of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment or a redemption or repurchase of such Indebtedness in accordance with Section 10.12 or Section 10.13, as applicable; or any such Indebtedness shall be declared to be due and payable, or shall be required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to its stated maturity other than as a result of a regularly scheduled payment or a redemption or repurchase of such Indebtedness in accordance with Section 10.12 or Section 10.13, as applicable.”
     2.13 Section 11.2 of the Credit Agreement is hereby amended by replacing the phrase “paragraph (e) or (f) of Section 11.1 above” in each place it appears in such Section with the phrase "paragraphs (e), (f) or (l) of Section 11.1 above, and in the case of an event described in paragraph (l) of Section 11.1 the effect of such event is to accelerate the maturity or cause a mandatory redemption of any Indebtedness pursuant to any Convertible Senior Debenture Document or any Convertible Debenture Document, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment or a redemption or repurchase of such Indebtedness in accordance with Section 10.12 or Section 10.13, as applicable; or any such Indebtedness shall be declared to be due and payable, or shall be required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to its stated maturity other than as a result of a regularly scheduled payment or a redemption or repurchase of such Indebtedness in accordance with Section 10.12 or Section 10.13, as applicable”.

     2.14 Exhibit 1 to the Credit Agreement is hereby amended by amending and restating the following defined term in its entirety to read as follows:
     ""Proceeds Account” shall mean that certain account maintained with the Agent, established by the Holding Company Borrower for the purpose of depositing proceeds in connection with the issuance and sale of the Convertible Senior Debentures permitted pursuant to Section 10.1(m) or the Convertible Debentures permitted pursuant to Section 10.1(n), unless such account offers inferior interest rates or fees than a comparable account with another reputable banking institution, and in such case the Holding Company Borrower may designate such comparable account as the Proceeds Account.”
     2.15 Exhibit 1 to the Credit Agreement is hereby amended by deleting the defined terms “Subordinated Indenture”, “Subordinated Securities” and “Subordinated Securities Documents”.
     2.16 Exhibit 1 to the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:
     "Convertible Debenture Indenture” shall mean the Indenture between the Holding Company Borrower, and US Bank National Association, as trustee with respect to the Convertible Debentures, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.
     "Convertible Debentures” shall mean the convertible debentures issued by the Holding Company Borrower, at any time or from time to time, in the maximum aggregate principal amount not to exceed $175,000,000, that are expressly subordinated to the Obligations pursuant to this Agreement and the “Obligations” pursuant to the Euro Credit Agreement, and that are issued pursuant to documentation in form and substance satisfactory to the Agent in its sole discretion, in each case as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement. “Convertible Debentures” do not include the “Convertible Senior Debentures”.
     "Convertible Debenture Documents” shall mean the Convertible Debenture Indenture and the Convertible Debentures.
SECTION 3. Limitations on Amendment.
     3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.
     3.2 This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and will remain in full force and effect.
SECTION 4. Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrowers represent and warrant to the Lender as follows:
     4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (other than those which expressly speak as of a different date) are true, accurate and complete in all material respects as of the date hereof and (b) no Default or Event of Default has occurred and is continuing;
     4.2 Each Borrower has the corporate power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. Such execution and delivery have been duly authorized by proper proceedings, and this Amendment constitutes the legal, valid and binding obligations of each Borrower, enforceable against each of them in accordance with their respective terms;
     4.3 The articles of incorporation, bylaws and other organizational documents of each Borrower delivered to the Lender as a condition precedent to the effectiveness of the Credit Agreement are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; and
     4.4 The execution, delivery and performance of this Amendment will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower, any provision of each Borrower’s respective articles or certificate of incorporation, by-laws or other charter documents, or the provisions of any indenture, instrument or other written or oral agreement to which any Borrower is a party or is subject or by which any Borrower or any of its property is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any of its property pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required by or in respect of the Borrowers to authorize or is required in connection with the execution, delivery and performance of or the enforceability of this Amendment.
SECTION 5. Expenses. The Borrowers, jointly and severally, agree to pay to Lender upon demand, the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which Lender may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.
SECTION 6. Reaffirmation. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.
SECTION 7. Effectiveness. This Amendment will become effective as of the date hereof upon the execution and delivery of this Amendment, whether the same or different copies, by each Borrower and Lender.

SECTION 8. Governing Law. This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Missouri.
SECTION 9. Claims, Counterclaims, Defenses, Rights of Set-Off. Each Borrower hereby represents and warrants to the Lender that it has no knowledge of any facts what would support a claim, counterclaim, defense or right of set-off.
SECTION 10. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts will be deemed an original of this Amendment.

Exhibit 10.32
     In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrowers:	EURONET WORLDWIDE, INC. a Delaware corporation
	By:	/s/ Rick Weller
		Name:	Rick Weller
		Title:	Executive Vice President and Chief Financial Officer

PAYSPOT, INC. a Delaware corporation
	By:	/s/ Jeff Newman
		Name:	Jeff Newman
		Title:	Vice President
EURONET USA, INC. an Arkansas corporation
	By:	/s/ Jeff Newman
		Name:	Jeff Newman
		Title:	Vice President
CALL PROCESSING, INC. a Texas corporation
	By:	/s/ Rick Weller
		Name:	Rick Weller
		Title:	Vice President
TELECOMMUSA, LTD. a North Carolina corporation
	By:	/s/ Rick Weller
		Name:	Rick Weller
		Title:	Vice President

Agent and Lender:	BANK OF AMERICA, N.A.
	By:	/s/ John P. Mills
		Name:	John P. Mills
		Title:	Vice President